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                                                                      EXHIBIT 11
                         DREYER'S GRAND ICE CREAM, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands, except per share amounts)
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                                                                              Year Ended
                                                      ----------------------------------------------------------
                                                      Dec. 31, 1994         Dec. 25, 1993          Dec. 26, 1992
                                                      -------------         -------------          -------------
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PRIMARY

Net income                                                 $ 1,001                $16,789                $15,694

Weighted average number of shares of common
   stock outstanding                                        14,731                 14,624                 14,944
                                                           -------                -------                -------
Net income per share, as reported                          $   .07                $  1.15                $  1.05
                                                           =======                =======                =======
Weighted average number of shares of common
   stock outstanding                                        14,731                 14,624                 14,944

Common stock equivalent--assumed exercise of
   common stock options                                         99                    148                    247
                                                           -------                -------                -------

Weighted average number of shares of common
   stock outstanding, including common stock
   equivalents                                              14,830                 14,772                 15,191
                                                           =======                =======                =======


Net income per share                                       $   .07(1)             $  1.14(1)             $  1.03(1)
                                                           =======                =======                =======


FULLY DILUTED

Net income                                                 $ 1,001                $16,789                $15,694

Add interest expense on convertible subordinated
   debentures issued June 1993, due June 2006 and
   amortization of related issuance costs, net of tax        4,103                  1,993
                                                           -------                -------                -------

Adjusted net income                                        $ 5,104                $18,782                $15,694
                                                           =======                =======                =======

Weighted average number of shares of common
   stock outstanding                                        14,731                 14,624                 14,944

Common stock equivalent--assumed exercise of
   common stock options                                        105                    204                    247

Assumed conversion of debentures                             2,900                  1,426
                                                           -------                -------                -------

Adjusted shares                                             17,736                 16,254                 15,191
                                                           =======                =======                =======


Net income per share                                       $   .29(2)             $  1.16(2)             $  1.03(1)
                                                           =======                =======                =======

(1) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although it is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although it is contrary to APB
    Opinion No. 15 because it produces an anti-dilutive effect.

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